SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 5, 2001

                    INTERNATIONAL MENU SOLUTIONS CORPORATION
             (Exact name of registrant as specified in its charter)


               Nevada                 001-15011              91-1849433
   (State or Other Jurisdiction      (Commission           (IRS Employer
         of Incorporation)           File Number)          Identification)


        350 Creditstone Road, Unit 202, Concord, Ontario, Canada L4K 3Z2
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (416) 366-6368


                                 Not Applicable
          (Former name or former address, if changed since last report)


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Item 1. Change in Control.

     On April 5, 2001, Victor Fradkin, an affiliate of the former vendors of Transcontinental Gourmet Foods Inc., and Michael Steele resigned as directors of International Menu Solutions Corporation (the "Company") and its subsidiary, International Menu Solutions Inc. ("IMSI"). Prior to the resignation of Michael Steele, Edward Godin was appointed Director, Secretary and Treasurer of the Company. The Company currently has one director.

     On April 5, 2001, the Company and IMSI accepted the  resignations  of Ralph
MacDonald,   President  and  Chief  Executive  Officer,  Kevan  Crawford,  Chief
Financial Officer, and Alan Fleury, Senior Vice-President of Operations.


Item 2. Acquisition and Disposition of Assets.

     As part of the receivership/bankruptcy action undertaken against IMSI by secured debt holders and the subsequent sale of assets described in Item 5 the Company disposed of substantially all of the operating assets of IMSI and its subsidiaries as well as the Company's shares in Huxtable's Kitchens Inc. As a result of the sale as described in this Item and Item 5, the Company has been left with no business activities and no substantial assets.


Item 5. Other Items.

     On April 5, 2001, the Company's banker sought and obtained the appointment of an Interim Receiver from the Ontario Superior Court of Justice over all of the assets, property and undertakings of IMSI, the operating subsidiaries of IMSI and over the shares of Huxtable's Kitchens Inc., which are owned by the Company. In addition, Southbridge Investment Partnership No. 1, a secured debt holder of IMSI, petitioned the Company's Canadian subsidiaries into bankruptcy. Concurrent with these actions, the Ontario Superior Court of Justice approved the sale of substantially all of the assets of IMSI and its subsidiaries and the shares of Huxtable's Kitchens Inc. by the Interim Receiver to International Menu Partnership (whose name was subsequently changed to HMR Foods Partnership), an affiliate of Southbridge Investment Partnership No. 1.

On April 6, 2001 the Interim Receiver, under the direction of the Court, concluded the sale transaction such that the businesses operated by the subsidiaries will be continuing without interruption under the ownership of HMR Foods Partnership.

     Under the Court approved sale, the Company's assets as described above were sold for the gross amount of CDN$27,000,000. The purchase amount was subject to adjustment of approximately CDN$3,400,000 related to certain payment liabilities being assumed by the purchaser. Payment of the purchase was in the form of cash, assumption of certain debt obligations, and a promissory note. The cash amount was used to repay its bank operating lines, fees related to the transactions, with the balance used to pay secured debt holders.

     The only asset in the name of MENU itself directly affected by the foregoing proceedings are the shares of Huxtable's Kitchens Inc. There was no bankruptcy action taken against MENU or Huxtable's Kitchens Inc., but as a result of these proceedings, MENU has been left with no business activities and no substantial assets.

     While the Company did not consent to or approve of any sale, given its financial position, it did not oppose the Bank's application.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Exhibit 99.1 - Press Release dated April 10, 2001

     (b) Exhibit 99.2 - Agreement of Purchase and Sale between International Menu Partnership, a limited liability partnership by its general partner, International Menu GP Inc. and PricewaterhouseCoopers Inc. a court appointed receiver of the Business of International Menu Solutions Inc., and its subsidiaries and certain assets of International Menu Solutions Corporation.

Item 9. Regulation FD Disclosure.

     The Company reported the receipt of a court order placing the Company into receivership and bankruptcy and the subsequent sale of substantially all of its assets in a press release dated April 10, 2001, appearing in Exhibit 99, which is not filed but is furnished pursuant to Regulation FD.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 20, 2001


                                                  INTERNATIONAL MENU
                                                  SOLUTIONS CORPORATION
                                                        (Registrant)


                                                  By: /s/ Edward Godin
                                                      --------------------------
                                                      Edward Godin
                                                      Director